Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Orders 110 New Aircraft with Deliveries Starting in 2028

Order builds on early success of United Next strategy and includes 50 Boeing 787-9 and 60 A321neo aircraft
United also secures new options for up to 50 more Boeing 787s and new purchase rights for up to 40 A321neos at the end of the decade

CHICAGO, Oct. 3, 2023 – United Airlines today announced orders for 110 more aircraft for delivery beginning in 2028, building on the early success of United Next and adding additional flexibility for its long-term fleet.
United converted previous options and purchase rights into firm orders for 50 Boeing 787-9s for delivery between 2028 through 2031, as well as 60 Airbus A321neos for delivery between 2028 and 2030. The company also secured new options for up to 50 more Boeing 787s and purchase rights for an additional 40 A321neo aircraft at the end of the decade.
"We’re building a bright future at United and this order takes our already successful United Next plan into the next decade and beyond," said United CEO Scott Kirby. "Our planning and focus on the long term have helped us surge past other airlines that stood still. I’m convinced our strategy is the right one as we continue to add new, larger aircraft to take full advantage of our growing flying opportunities both internationally and domestically."
United expects to take delivery of about 800 new narrowbody and widebody aircraft between 2023 and the end of 2032.
Larger Aircraft to More Places
A key component of the United Next plan is growth in gauge, essentially flying larger planes with more available seats on the same route. Given that United currently operates out of the largest markets in the country - Chicago, Denver, Houston, Los Angeles, Newark/NYC, San Francisco, and Washington, D.C. - upgauging also boosts overall connectivity domestically and internationally.
In 2019, United averaged 104 seats per North American departure, among the lowest in the industry. By 2027, United expects that number to jump more than 40% to over 145. United now has 180 A321neo and over 370 737 MAX aircraft on firm order through 2030, a combination that will drive the average seats per departure even higher on these larger aircraft, with even lower anticipated per-seat costs.
Fleet Flexibility
United’s latest aircraft order starts at the end of the decade and can be used for fleet growth or replacement, depending on the demand and the economic climate at the time. And from a widebody perspective, the 50 incremental 787-9s that United ordered today will allow the airline to further simplify its international fleet – another benefit to customers and employees as well as an area of cost savings.
United is already the largest carrier across the Atlantic and Pacific. The airline now has 150 Boeing 787s on firm order – more than any airline in the world.

New Customer Amenities and Lower Carbon Emissions
The new aircraft in today’s order will have the same customer amenities, technological innovations and fuel efficiency benefits as previous United Next narrowbody and widebody orders. For narrowbodies, these include seatback screens in every seat, enough overhead room for everyone’s carry-on, Bluetooth connectivity, and fast Wi-Fi. And each new widebody features United Polaris® business class, where customers get their own pod with a lie-flat seats and 16-inch seatback screens. The airline recently announced new business class amenity products and services from Therabody and Saks Fifth Avenue.
Plus, these new aircraft will continue to reduce United’s per-seat carbon emissions compared to the older models they replace, in line with the airline’s expectation to be net zero by 2050 by reducing GHG emissions 100% without relying on traditional carbon offsets. According to Boeing, the 787 Dreamliner contributes up to a 25% improvement in fuel efficiency and lower carbon emissions per seat compared with the airplanes it replaces and according to Airbus, the A321neo brings a 50% noise reduction and more than 20% fuel savings and CO2 reduction compared to previous generation single-aisle aircraft.
United expects that 75% of its fleet will be new-generation by 2030.
About United
At United, Good Leads The Way. With U.S. hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C., United operates the most comprehensive global route network among North American carriers and is now the largest airline in the world as measured by available seat miles. For more about how to join the United team, please visit www.united.com/careers and more information about the company is at www.united.com. United Airlines Holdings, Inc., the parent company of United Airlines, Inc., is traded on the Nasdaq under the symbol "UAL".
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, relating to, among other things, the potential impacts of the Company’s aircraft orders, including on the Company’s financial targets, route and capacity plans and emissions-related targets, and the Company’s financial targets. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about the Company’s future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond the Company’s control and could cause the Company's future financial results, goals, plans, commitments, strategies and objectives to differ materially from those expressed in, or implied by, the statements. Words such as "should," "could," "would," "will," "may," "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "projects," "forecast," "guidance," "outlook," "goals," "targets," "pledge", "confident", "optimistic", "dedicated", "positioned" and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. All statements, other than those that relate solely to historical facts, are forward-looking statements. Additionally, forward-looking statements include conditional statements and statements that identify uncertainties or trends, discuss the possible future effects of known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this press release are based upon information available to us on the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation.
The Company’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: any delay or inability of the Company to realize the expected benefits of the transactions, execution risks associated with our strategic operating plan; changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned; any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations; the adverse impacts of the ongoing COVID-19 global pandemic on our business, operating results, financial condition and liquidity; adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations; our reliance on a limited number of suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; disruptions to our regional network and United Express flights provided by third-party regional carriers; unfavorable economic and political conditions in the United States and globally (including inflationary pressures); reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services; extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constrains at our hubs or other airports; geopolitical conflict, terrorist attacks or security events; any damage to our reputation or brand image; our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; increasing privacy and data security obligations or a significant data breach; increased use of social media platforms by us, our employees and others; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations or financial performance; any failure to attract, train or retain skilled personnel, including our senior management team or other key employees; the monetary and operational costs of compliance with extensive government regulation of the airline industry; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; costs, liabilities and risks associated with environmental regulation and climate change, including our climate goals; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel (including as a result of the Russia-Ukraine military conflict); the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business; failure to comply with financial and other covenants governing our debt, including our MileagePlus® financing agreements; the impacts of the phaseout of the London interbank offer rate; limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments; fluctuations in the price of our common stock; the impacts of seasonality, weather events, infrastructure and other factors associated with the airline industry; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth in Part I, Item 1A. Risk Factors, and under "Economic and Market Factors" in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.